UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 31, 2010

LIN TV Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One West Exchange Street, Suite 5A, Providence, Rhode Island 02903
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (401) 454-2880

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 31, 2010, LIN TV Corp. (the “Company”) received written notice from NYSE Regulation, Inc. (“NYSE”) stating that the Company is not in compliance with the listing standard set forth in Section 303A.06 of the NYSE Listed Company Manual, which requires listed companies to have an audit committee that satisfies the requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

The Company believes that it has been in continual compliance with this listing standard.  Nevertheless, in order to address the issue, on April 1, 2010, Michael Pausic joined the audit committee and Peter Brodsky left the audit committee.  Messrs. Pausic and Brodsky are both current members of the Board.

On April 1, 2010, the NYSE notified the Company that the Company had cured the non-compliance and was in compliance with all NYSE corporate governance listing standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIN TV Corp.

Date: April 1, 2010	By: /s/ Nicholas N. Mohamed
Name:   Nicholas N. Mohamed
Title:     Vice President and Controller